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                         (1)  GETTY INVESTMENTS L.L.C.


                         (2)  THE INVESTORS NAMED HEREIN


                         (3)  GETTY IMAGES, INC.


                         (4)  MARK GETTY AND JONATHAN KLEIN


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                         RESTATED SHAREHOLDERS AGREEMENT

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                                       CONTENTS

CLAUSE                                                                      PAGE

1.   INTERPRETATION. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

2.   VOTING ARRANGEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . .  4

3.   PLEDGE OF COMMON STOCK. . . . . . . . . . . . . . . . . . . . . . . . .  4

4.   PERMITTED TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . .  4

5.   TRANSFERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5

6.   TRANSFERS - GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . .  6

7.   LOCK-UP - CREDITON. . . . . . . . . . . . . . . . . . . . . . . . . . .  7

8.   LOCK-UP - OCTOBER TRUST . . . . . . . . . . . . . . . . . . . . . . . .  8

9.   SPECIAL LOCK-UP . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

10.  STOCK CERTIFICATE LEGEND. . . . . . . . . . . . . . . . . . . . . . . . 10

11.  NON-COMPETITION . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

12.  APPOINTMENT OF CHAIRMAN OF GETTY IMAGES . . . . . . . . . . . . . . . . 11

13.  TERM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

14.  TERMINATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

15.  CONSEQUENCES OF TERMINATION . . . . . . . . . . . . . . . . . . . . . . 11

16.  FURTHER ASSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

17.  GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

18.  RESTRICTIVE TRADE PRACTICES ACT . . . . . . . . . . . . . . . . . . . . 12

19.  SATISFACTION OF LEGAL REQUIREMENTS. . . . . . . . . . . . . . . . . . . 12

20.  ASSIGNMENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

21.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12

22.  GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 13

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23.  COUNTERPARTS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

24.  POWER TO APPOINT, REMOVE AND REPLACE A DIRECTOR OF GETTY INVESTMENTS. . 14

25.  CHAIRMAN OF BOARD OF GETTY INVESTMENTS. . . . . . . . . . . . . . . . . 14

THIS AGREEMENT is made on  9 February 1998

BETWEEN:

(1) GETTY INVESTMENTS L.L.C. a limited liability company organised pursuant to the Delaware Limited Liability Company Act whose principal office is at 1325 Airmotive Way, Suite 262, Reno, Nevada 89502-3240 ("GETTY INVESTMENTS");

(2) THOSE PERSONS whose names and addresses are set out in Exhibit A hereto (the "INVESTORS");

(3) GETTY IMAGES, INC, a company incorporated and existing under the laws of Delaware, with its principal office at 500 North Michigan Avenue, Suite 1700, Chicago, Illinois, 60611 U.S.A. ("GETTY IMAGES"); and

(4) MARK GETTY and JONATHAN KLEIN, shareholders of Common Stock ("GETTY AND KLEIN")

WHEREAS

(A) On 8 July 1996 Getty Investments and the Investors entered into a Shareholders Agreement as amended by a Supplemental Agreement dated 1 November 1996 (collectively the "ORIGINAL SHAREHOLDERS AGREEMENT") to regulate the conduct of Getty Investments and the Investors in relation to their direct and indirect investments in Getty Communications plc ("GETTY COMMUNICATIONS").

(B) The share capital of Getty Communications was divided into A Shares and B Shares. The A Shares and the B Shares had identical rights attached to them apart from the voting rights where the B Shares had ten votes per share and the A Shares had one vote per share.

(C) Getty Investments and the Investors owned 100% of the issued and allotted B Shares in Getty Communications.

(D) On 15 September 1997 Getty Communications entered into a merger agreement (the "MERGER AGREEMENT") with PhotoDisc, Inc ("PHOTODISC"). Pursuant to the terms of the Merger Agreement Getty Images was formed and (i) pursuant to a scheme of arrangement (the "SCHEME OF ARRANGEMENT") each issued B Share of Getty Communications was converted into one A Share of Getty Communications, each A Share of Getty Communications was then transferred to Getty Images and the holders of Getty Communications A Shares were issued one share of Common Stock for every two Getty Communications A Shares held and Getty Communications became a wholly owned subsidiary of Getty Images; and (ii) PhotoDisc was merged with and into a wholly owned subsidiary of Getty Images ("MERGERSUB") with MergerSub as the surviving corporation.

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(E)       Following completion of the Merger Agreement Getty Investments has, through its ownership of Common Stock, a significant interest in Getty Images.

(F) THIS AGREEMENT is intended to regulate the conduct of Getty Investments and the Investors in relation to their direct and indirect investments in Getty Images. By this Agreement the parties wish to restate the Original Shareholders Agreement in full.

THE PARTIES AGREE in consideration of the mutual terms, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, as follows:

1.        INTERPRETATION

1.1       In this Agreement:

          "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly Controlling, directly or indirectly Controlled by or under direct or indirect common Control with such Person;

          "CLOSING PRICE" means with respect to Common Stock, the last reported sale price on a Trading Day or, in case no such sale takes place on such day, the average of the reported closing bid and asked prices as reported on the New York Stock Exchange Composite Tape, or, if such sales are not so reported, the reported last sale price or, if no such sale takes place on such day, the average of the reported closing bid and asked prices on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if not listed or admitted to trading on any national securities exchange, on the National Association of Securities Dealer Automated Quotations ("NASDAQ") National Market System, or if the Common Stock is not quoted on such National Market System, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected by Getty Images for that purpose;

          "COMMON STOCK" means the shares of Common Stock, par value $0.01 per share of Getty Images;

          "CONTROL" means, with respect to any Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled Person, whether through equity ownership, by contract or otherwise;

          "CONTROLLING PERSON" means, as to any Person, any one or more Persons who Control such Person;

          "CREDITON" means Crediton Limited and the "Permitted Transferees" of the Common Stock held by Crediton (if any) pursuant to this Agreement;

          "GETTY INVESTMENTS" means Getty Investments and the "Permitted Transferees" of the Common Stock held by Getty Investments (if any) pursuant to this Agreement;

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          "GROUP" means Getty Images and each Subsidiary thereof;

          "INVESTORS" means the Investors listed in Exhibit A hereto, together with the respective Permitted Transferees of the Common Stock held by such Persons (if any) pursuant to this Agreement;

          "OCTOBER TRUST" means the Trustees of the October 1993 Trust and the "Permitted Transferees" of the Common Stock held by the October Trust (if any) pursuant to this Agreement; October Trust is the beneficial owner of the Common Stock which is registered in the name of Abacus (C.I.) Limited as trustee of the October 1993 Trust ("ABACUS");

          "PARTY" means any party to this Agreement or a Person who becomes a Party pursuant to the provisions of this Agreement;

          "PERMITTED TRANSFEREE" means a Person who is a "permitted transferee" of Common Stock as set forth in clauses (iii) (with reference to members of the Getty Group only) and (iv) of the definition of Permitted Transferee under the Stockholders' Agreement;

          "PERSON" means an individual, corporation, general or limited partnership, limited or unlimited liability company, trust, association, unincorporated organisation, government or any authority, agency or body thereof, or other entity and any legal personnel representative successors and lawful assigns of any of them;

          "REGISTRATION RIGHTS AGREEMENTS" means (i) the Registration Rights Agreement dated 9 February between Getty Images, and Getty Investments and (ii) the Registration Rights Agreement dated 3 July 1996 and amended by the Registration Rights Agreement Amendment dated 9 February, among Getty Images, October Trust and Crediton;

          "STOCKHOLDERS' AGREEMENT" means the Stockholders' Agreement dated 9 February between Getty Images and (a) Getty Investments, Mark Getty, Jonathan Klein, Crediton Limited and October 1993 Trust and (b) PDI, L.L.C., Mark Torrance and Wade Torrance;

          "TRADING DAY" means a weekday (except for public holidays and Sundays) on which the New York Stock Exchange is open for business; and

          "TRANSFER" means to sell, assign, pledge, grant a security interest in, otherwise dispose of, of agree to do any of the foregoing with respect to the Common Stock.

1.2       In this Agreement, a reference to:

1.2.1 a "SUBSIDIARY" or "HOLDING COMPANY" is to be construed in accordance with section 736 of the Companies Act 1985;

1.2.2 a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time whether before or after the date of this Agreement and any subordinate legislation made under the statutory provision whether before or after the date of this Agreement;

1.2.3 a clause or schedule, unless the context otherwise requires, is a reference to a clause of or schedule to this Agreement; and

1.2.4 a document is a reference to that document as from time to time supplemented or varied.

1.3       The headings in this Agreement do not affect its interpretation.

1.4 Getty and Klein are parties to this Agreement solely for the purposes of clauses 4, 5, 6 and 9 and any other clauses necessary for the interpretation of clauses 4, 5, 6 and 9.

2.        VOTING ARRANGEMENTS

          The Parties hereto hereby agree that they shall exercise the voting rights associated with their Common Stock in such manner as they shall be directed to do so by the Board of Directors of Getty Investments from time to time.

2.1 Such direction shall be given by notice in writing sent by Getty Investments to the Party in question. Any such notice may require the Party in question to appoint any Person nominated by Getty Investments as such Party's proxy to attend and vote the Common Stock on behalf of such Party at any shareholders' meeting of Getty Images.

3.        PLEDGE OF COMMON STOCK

          No Party shall, except with the prior written consent of the other Parties (such consent not to be unreasonably withheld), pledge, mortgage, charge or otherwise encumber any Common Stock or any interest in any Common Stock, or grant an option over any Common Stock or any interest in any Common Stock.

4.        PERMITTED TRANSFERS

4.1 A Party may at any time Transfer all/or any of its Common Stock (the "RELEVANT STOCK") to a Permitted Transferee. The Permitted Transferee may at any time Transfer all the Relevant Stock back to the said Party or another Permitted Transferee of the said Party.

4.2 If Relevant Stock has been Transferred under clause 4.1 (whether directly or by a series of Transfers) by a Party (the "TRANSFEROR" which expression shall include a second or subsequent Transferor in the case of a series of Transfers) to its Permitted Transferee (the "TRANSFEREE") and subsequently the Transferee ceases to be a Permitted Transferee pursuant to this Agreement then the Transferee shall forthwith Transfer the Relevant Stock back to the Transferor or at the Transferor's option to another Permitted Transferee. If the Transferee fails to Transfer the Relevant Stock within thirty days of the Transferee ceasing to be a Permitted Transferee then the Transferee shall be deemed to have served a Transfer Notice pursuant to clause 5 in respect of all the Relevant Stock, with the Transfer Price being determined pursuant to clause 5.2.3. The Transfer Notice shall not be withdrawn in any circumstances.

5.        TRANSFERS

5.1 Subject to clause 4, a Party (the "VENDOR") who wishes to Transfer any Common Stock or any interest in any Common Stock shall give notice in writing (the "TRANSFER NOTICE") to Getty Investments of its desire to do so.

5.2       The Transfer Notice:

5.2.1 shall specify the identity of a bona fide purchaser (the "PURCHASER") or that the Common Stock is to be Transferred pursuant to the exercise of rights under the Registration Rights Agreement or other securities law exemption;

5.2.2 shall specify the number of shares desired to be Transferred (the "OFFERED STOCK");

5.2.3 shall specify the bona fide price per share which the Purchaser is willing to pay for the Offered Stock or in the case of a Transfer pursuant to the exercise of rights under the Registration Rights Agreement the average of the Closing Prices on the ten previous Trading Days;

5.2.4 shall, without prejudice to the right of Getty Investments to purchase all or any part thereof, constitute Getty Investments by its Directors as the Vendor's agents to offer and sell the Offered Stock in accordance with the terms of this Agreement at the price per share specified in the Transfer Notice; and

5.2.5     shall not be withdrawn except as provided in paragraph 5.5.2(a).

5.3 Getty Investments shall serve a copy of the Transfer Notice on each of the Parties hereto (other than the Vendor) which are then stockholders of Getty Images ("MEMBER") which term shall include Getty Investments if it is then a member of Getty Images with the request that each Member informs Getty Investments in writing within 7 days whether it wishes to purchase any of the Offered Stock. Each such Member shall be entitled to accept (either itself or by nominating one or more Permitted Transferees) such number of the Offered Stock as bears the same proportion to the total Offered Stock as the number of shares of Common Stock already held by such Member calculated as a percentage of the total Common Stock held by all Members (other than those held by the Vendor). Any balance of the Offered Stock not so accepted shall be offered again to the remaining Members who wish to accept (either themselves or through their nominating one or more Permitted Transferees) Offered Stock on a similar basis.

5.4 For the purpose of clauses 5.4 to 5.6, the term "the Offer" relates to any offer pursuant to clause 5.3 and the term "Stockholder" includes any Person who accepts an offer pursuant to clause 5.3. If the Offer is accepted in respect of all of the Offered Stock Getty Investments shall forthwith give notice (the "ALLOCATION NOTICE") of the acceptance of the Offer to the Vendor and to each Stockholder. The Allocation Notice shall specify:

5.4.1     the price of the Offered Stock (the "TRANSFER PRICE");

5.4.2 the number of shares of Offered Stock to be transferred to each Stockholder to whom the Offered Stock has been allocated; and

5.4.3 the place and time (being not earlier than fourteen and not later than twenty-eight days after the date of the Allocation Notice) at which the Transfer Price is to be paid by the Stockholders and the Offered Stock is to be transferred by the Vendor.

5.5 If the Members or their nominees do not accept the Offer to purchase all of the Offered Stock in accordance with clauses 5.2 and 5.3, then the following provisions shall apply:

5.5.1     Getty Investments shall notify that fact to the Vendor; and

5.5.2     the Vendor may either:

          (a) withdraw the Transfer Notice and cancel Getty Investments' authority to sell the Offered Stock by delivering to Getty Investments a written notice of withdrawal but where applicable may continue to sell the Offered Stock pursuant to the Registration Rights Agreement; or

          (b) may before the expiration of 30 days after receiving the notification referred to in paragraph 5.5.1 elect by notice in writing to Getty Investments to Transfer the Offered Stock which Members or their nominees have accepted to such Members or their Nominees in the amounts which they have respectively accepted and with regard the remainder to the Purchaser at the Transfer Price and otherwise on terms no more favourable than those offered to the relevant Members and subject to the condition that the Purchaser must enter into a deed with the Parties hereto agreeing to discharge in full any outstanding obligations of the Vendor towards the Parties hereto and otherwise in accordance with clause 6.3; and

          in all cases the Vendor shall be bound by the applicable provisions of the Stockholders Agreement.

5.6 The Vendor shall be bound to Transfer such number of the shares of Offered Stock as have been allocated pursuant to paragraph 5.4 above against tender of the Transfer Price in accordance with the terms of the Allocation Notice.

6.        TRANSFERS - GENERAL

6.1 An obligation to Transfer an Common Stock pursuant to these provisions shall be deemed to be an obligation to Transfer the entire legal and beneficial interest in the

          Common Stock free from all liens, mortgages, charges, encumbrances and other third party rights of whatever nature.

6.2 The Directors of Getty Images shall register the Transfer of Common Stock to any Person only if the Transfer has been carried out in accordance with this Agreement and the Stockholders' Agreement and in no other circumstances.

6.3 The Parties shall procure that any Transfer or pledge or grant of any option over Common Stock in accordance with this Agreement and, in the case of Permitted Transferees, the Stockholders' Agreement shall be subject to the following conditions which must be satisfied prior to such Transfer, pledge or grant:

6.3.1 the Transferee, pledgee or grantee shall execute a deed confirming to the other Parties that it shall be bound by this Agreement and, in the case of Permitted Transferees, the Stockholders' Agreement in respect of the Common Stock Transferred, pledged or granted as if it was a Party; and

6.3.2 the Transferring, pledging or granting Party (which expression shall include a second or subsequent Transferor, pledgee or grantee in a series of Transfers, pledges or grants) shall be jointly and severally liable with the Transferee for its obligations pursuant to this Agreement and, in the case of Permitted Transferees, the Stockholders' Agreement.

7.        LOCK-UP - CREDITON

7.1 Subject to clause 7.2, in respect of the 50% of the number of shares of Common Stock set opposite its name in Exhibit A hereto (the "CREDITON LOCK-UP STOCK"), Crediton agrees not to Transfer (other than to a Permitted Transferee in accordance with this Agreement) any of the Crediton Lock-up Stock until 8 July 2001 and thereafter for a further period of two years not to Transfer (other than to a Permitted Transferee in accordance with this Agreement) more than 50% of the Crediton Lock-up Stock.

7.2       The following exceptions to clause 7.1 are hereby agreed:

          (a) if Jonathan D. Klein ceases to be employed by the Group then Crediton will be released from its obligations in clause 7.1;

          (b) if any Party other than the October Trust Transfers (other than to a Permitted Transferee in accordance with this Agreement) any Common Stock then Crediton will be released from its obligations under clause 7.1 in respect of such Common Stock that is the same percentage of all the Crediton Lock-up Stock (or after 8 July 2001 the same percentage as half the Crediton Lock-up Stock), as the percentage that the Common Stock being sold is of all the Common Stock held by the Parties other than Crediton and October Trust; and

          (c) if the Common Stock held by the Parties (other than Crediton and the October Trust) ceases to represent 7% or more of the total Common Stock of Getty Images outstanding from time to time then Crediton shall be released from its obligations under clause 7.1.

7.3       In consideration of the agreement set forth above:

          (a) Getty Investments will pay to Crediton an annual fee according to the Schedule provided in paragraph (b).

          (b)  The fees payable under paragraph (a) shall be as follows:



          YEAR BEGINNING      FEE AMOUNT

          08/07/97 L267,500 multiplied by (1+2/3 RPI increase from May 1996 to May 1997)

          08/07/98 Fee payable at 08/07/97 multiplied by (1+2/3 RPI increase from May 1997 to May 1998)

          08/07/99            Fee   payable   at   08/07/98   multiplied   by
                              97,000/267,500 and further multiplied by (1+2/3 RPI increase from May 1998 to May 1999)

          08/07/00 Fee payable at 08/07/99 multiplied by (1+2/3 RPI increase from May 1999 to May 2000)

          08/07/01 Fee payable at 08/07/00 multiplied by (1+2/3 RPI increase from May 2000 to May 2001)

          08/07/02 Fee payable at 08/07/01 multiplied by (1+2/3 RPI increase from May 2001 to May 2002)

          (c) Such annual fee will be payable in advance on 8 July of each year.

8.        LOCK-UP - OCTOBER TRUST

8.1 Subject to clause 8.2, in respect of 50% of the number of shares of Common Stock set opposite its name in Exhibit A hereto (the "OCTOBER LOCK-UP STOCK"), the October Trust agrees not to Transfer (other than to a Permitted Transferee in accordance with this Agreement) any of the October Lock-up Stock until 8 July 2001 and thereafter for a further period of two years not to Transfer (other than to a Permitted Transferee in accordance with this Agreement) more than 50% of the October Lock-up Stock.

8.2       The following exceptions to clause 8.1 are hereby agreed:

          (a) if Mark H. Getty ceases to be employed by the Group then the October Trust will be released from its obligations in clause 8.1;

          (b) if any Party other than Crediton Transfers (other than to a Permitted Transferee in accordance with this Agreement) any Common Stock then the October Trust will be released from its obligations under clause 8.1 in respect of the Common Stock that is the same percentage of all the October Trust Lock-up Stock (or after 8 July 2001 the same percentage as half the October Trust Lock-up Stock) as the percentage that the Common Stock being sold is of all the Common Stock held by the Parties other than Crediton and October Trust; and

          (c) if the Common Stock held by the Parties (other than Crediton and the October 1993 Trust and their Permitted Transferees) ceases to represent 7% or more of the total Common Stock of Getty Images outstanding from time to time then the October Trust shall be released from its obligations under clause 8.1

8.3       In consideration of the agreement set forth above:

          (a) Getty Investments will pay to the October Trust an annual fee according to the schedule provided in paragraph (b).

          (b)  The fees payable under paragraph (a) shall be as follows:


                    YEAR BEGINNING      FEE AMOUNT

                    08/07/97            L77,500 multiplied by (1+2/3 RPI
                                        increase from May 1996 to May 1997)

                    08/07/98 Fee payable at 08/07/97 multiplied by (1+2/3 RPI increase from May 1997 to May
                                        1998)

                    08/07/99 Fee payable at 08/07/98 multiplied by 28,000/77,500 and further multiplied by (1+2/3 RPI increase from May 1998 to May
                                        1999)

                    08/07/00 Fee payable at 08/07/99 multiplied by (1+2/3 RPI increase from May 1999 to May
                                        2000)

                    08/07/01 Fee payable at 08/07/00 multiplied by (1+2/3 RPI increase from May 2000 to May
                                        2001)

                    08/07/02 Fee payable at 08/07/01 multiplied by (1+2/3 RPI increase from May 2001 to May
                                        2002)

          (c) such annual fee will be payable in advance on 8 July of each year.

9.        SPECIAL LOCK-UP

9.1 Subject to paragraph 9.2, in respect of all and any shares of Common Stock (the "LOCK-UP STOCK"), each of J.D. Klein, Crediton, M.H. Getty and the October Trust (together the "COVENANTEES") hereto agree not to Transfer (other than to a Permitted Transferee in accordance with this Agreement any of the Lock-up Stock until the later of the announcement by Getty Images of its results for the second quarter of 1998 and 9 August 1998.


9.2 clause 9.1 does not apply to the transfer of up to 60,000 shares of Common Stock of Getty Images in aggregate by:

9.2.1     J.D. Klein and Crediton; or

9.2.2     M.H. Getty and the October Trust.

9.3 Each of the Covenantees hereby agrees with Getty Investments that in the event of any proposed Transfer (other than to a Permitted Transferee in accordance with this Agreement) it shall give Getty Investments at least 10 days notice of such proposed Transfer and shall consult with Getty Investments about the reasons for, manner of and timing of such proposed Transfer.

10.       STOCK CERTIFICATE LEGEND

          All certificates representing shares of Common Stock shall bear, in addition to other legends required under applicable securities laws, the following legend:

                    "The shares represented by this certificate are subject to the provisions of the Getty Parties Shareholders' Agreement dated as of 9 February 1998 among certain stockholders of Getty Images, Inc."

11.       NON-COMPETITION

11.1      RESTRICTIONS ON COMPETITION BY GETTY INVESTMENTS

          Getty Investments agrees that neither it nor any Affiliates in which it has a controlling interest shall (i) own directly or indirectly assets comprising a visual content business as described in the Prospectus other than through its relationship with Getty Images or
          (ii) acquire an equity interest in any Person if at the time of such acquisition such Person directly or indirectly through one or more Affiliates in which it has a controlling interest owns any visual content business as described in the Prospectus.

11.2 Nothing contained in this clause 11 shall prohibit or otherwise restrict the ownership or acquisition of 10% or less of the outstanding equity of a Person that engages in the visual content business directly or indirectly as described in the Prospectus.

12.       APPOINTMENT OF CHAIRMAN OF GETTY IMAGES

          Getty Images hereby agrees that, subject to the terms of the Stockholders' Agreement, it shall take all necessary steps to ensure the appointment of any person nominated to be chairman of Getty Images by Getty Investments pursuant to the by-laws of Getty Images provided that for so long as either Mark Torrance or Mark Getty are co-chairman of the board such right shall not be in effect.

13.       TERM

          This Agreement has a term of seven years from 8 July 1996 (the "INITIAL TERM"), unless terminated earlier pursuant to clause 14.

14.       TERMINATION

14.1      CESSATION OF OWNERSHIP

          This Agreement shall be terminated with immediate effect in respect of any Party when it and its Permitted Transferees cease to be Members of Getty Images; or

14.2      REDUCTION IN HOLDING OF GETTY IMAGES

          This Agreement shall be terminated with immediate effect if the Common Stock held by the Parties ceases to represent beneficially fewer than the greater of 3,000,000 shares of Common Stock and such number of shares as is equal to 2% or less of the then outstanding shares of Common Stock.

14.3 For the purposes of this clause 14, Getty Images shall include any corporation into which Getty Images may merge into or consolidate with and in such case the term Common Stock shall mean and include the shares of stock of such successor entity exchanged for such Common Stock.

15.       CONSEQUENCES OF TERMINATION

15.1 Subject to clause 15.2, each Party's further rights and obligations cease immediately on termination of this Agreement, but termination does not affect a Party's accrued rights and obligations at the date of termination.

15.2 Upon the occurrence of the termination of this Agreement pursuant to clause 14.1 or 14.2 an event set out in clause 14 above, Getty Investments shall pay to Crediton and October Trust respectively any outstanding fees together with all fees payable by Getty Investments in respect of the entire period of the Agreement.

16.       FURTHER ASSURANCE

          Each party shall at its own cost do and execute, or arrange for the doing and executing of, each necessary act, document and thing reasonably within its power to implement this Agreement.

17.       GENERAL

17.1 This Agreement and any document referred to in this Agreement and other documents constitute the entire agreement, and supersede any previous agreement, between the parties relating to the subject matter of this Agreement.

17.2 A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

17.3 The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not constitute a waiver of the right or remedy or a waiver of other rights or remedies. No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or the exercise of another right or remedy.

17.4 No provision of this Agreement creates a partnership between the parties or makes a party the agent of the other party for any purpose. A party has no authority or power to bind, to contract in the name of, or to create a liability for the other party in any way or for any purpose.

18.       RESTRICTIVE TRADE PRACTICES ACT

          Any provision contained in this Agreement or in any arrangement of which this Agreement forms part by virtue of which this Agreement or such arrangement is subject to registration under the Restrictive Trade Practices Acts 1976 and 1977 shall not come into effect until the day following the date on which particulars of this Agreement and of any such arrangement have been furnished to the Office of the Director General of Fair Trading in accordance with the requirements of such Acts.

19.       SATISFACTION OF LEGAL REQUIREMENTS

          Notwithstanding any other provision of this Agreement, no Stockholder may Transfer any Common Stock unless it has complied with all applicable legal requirements, including without limitation applicable United States federal and state securities laws.

20.       ASSIGNMENT

20.1 A Party may not assign or transfer or purport to assign or transfer a right or obligation under this Agreement except to a Permitted Transferee. Each Party is entering into this Agreement for its benefit and not for the benefit of another Person.

21.       NOTICES

21.1 A notice or other communication under or in connection with this Agreement shall be in writing and may be delivered personally or sent by first class post or by fax, as follows:

21.1.1    if to Getty Investments to:

               Address:  1325 Airmotive Way, Suite 262
                         Reno
                         Nevada 89502-3240

               Fax:      + 1 702 786 5414

               Marked for the attention of  Jan Moehl and Mark Jenness

21.1.2 If to the Investors to the address specified for such Person in Exhibit A hereto with a copy to:

               Address:  Clifford Chance
                         200 Aldersgate Street
                         London EC1A 4JJ

               Fax:      + 44 171 956 0181

               Marked for the attention of:  Michael Francies

21.1.3    If to Getty Images to:
               Address:  101 Bayham Street
                         London
                         NW1 0AG
                         England

               Fax:      + 44 171 267 6540

               Marked for the attention of Jonathan Klein

          or to another Person, address or fax number specified by a party by written notice to the other.

21.2 In the absence of evidence of earlier receipt, a notice or other communication is deemed given:

21.2.1 if delivered personally, when left at the address referred to in clause 21.1

21.2.2    if sent by fax, one hour after its despatch.

22.       GOVERNING LAW

22.1      This Agreement is governed exclusively by Delaware law.

22.2 Arbitration - To the fullest extent permitted by law, any controversy or claim arising out of or relating to this Agreement, or the breach thereof shall be settled by mandatory, final and binding arbitration in New York City, New York, USA under the auspices and in accordance with the rules, then obtaining, of the American Arbitration Association to the extent not inconsistent with the Delaware Uniform Arbitration Act, and judgment upon the award rendered may be entered in any court having jurisdiction thereof. Reasonable fees, costs and expenses, including legal fees, incurred by any Party in connection with such arbitration shall be borne by Getty Investments. Nothing in this paragraph 22.2 shall limit any right that any Party may otherwise have to seek (on its own behalf or in the right of Getty Investments) to obtain preliminary injunctive relief in order to preserve the status quo pending the disposition of any such arbitration proceeding.

23.       COUNTERPARTS

          This Agreement may be executed in any number of counterparts each of which when executed and delivered is an original, but all the counterparts together constitute the same document.

24.       POWER TO APPOINT, REMOVE AND REPLACE A DIRECTOR OF GETTY INVESTMENTS

24.1 Each of Crediton and the October Trust shall have the right to nominate one Person who is willing so to act, as a director of Getty Investments and to nominate for removal and replacement the Person so nominated by each of them.

24.2 Any nomination pursuant to clause 24.1 shall be effected by notice to Getty Investments signed by or on behalf of the nominator. The notice shall be left at or sent by post or facsimile transmission to the office or such other place designated by the board for the purpose. The nomination shall take effect as of the deposit of the notice or such later date (if any) specified in the notice. The first director nominated by the October Trust shall be Mark H. Getty and the first director nominated by Crediton shall be Jonathan D. Klein.

25.       CHAIRMAN OF BOARD OF GETTY INVESTMENTS

25.1 The October Trust shall have the right to nominate, out of the directors of Getty Investments from time to time, a Person who is willing so to act, as Chairman of Getty Investments and to removal and replacement of the Person that is nominated as Chairman by it. The first person nominated Chairman by October Trust shall be Mark H. Getty.

25.2 Any nomination as Chairman pursuant to clause 25.1 shall be effected by notice to Getty Investments signed by or on its behalf. The notice shall be left at or sent by post or facsimile transmission to the office or such other place designated by the board for the purpose. The nomination shall take effect immediately on deposit of the notice or on such later date (if any) specified in any notice.

EXECUTED by the parties as follows:



Signed by                     )
a duly authorised             )
representative for and        )
on behalf of                  )
Crediton Limited              )


/s/ JH Cannell - Director     Signature
------------------------------


Signed by                     )
a duly authorised             )
representative for and        )
on behalf of                  )
Abacus (C.I.) Limited as the  )
Trustees of The October       )
1993 Trust                    )


/s/ Authorised Signatory      Signature
------------------------------

Signed by                     )
a duly authorised             )
representative for and        )
on behalf of                  )
Getty Investments L.L.C.      )


/s/ Authorised Signatory      Signature
------------------------------


Signed by                     )
a duly authorised             )
representative for and        )
on behalf of                  )
Getty Images, Inc.            )


/s/ Authorised Signatory      Signature
------------------------------


Signed by
MARK GETTY


/s/ Mark Getty                Signature
------------------------------


Signed by
JONATHAN KLEIN


/s/ Jonathan Klein            Signature
------------------------------

                                      EXHIBIT A

                                    THE INVESTORS


                                        NOTICE ADDRESS

NAME                          NOTICE ADDRESS           NO. OF SHARES

CREDITON LIMITED              60 Circular Road         622,602 Common
                              Douglas                  Shares
                              Isle of Man
                              IM1 1SA

ABACUS (C.I.) LTD AS THE      La Motte Chambers        622,602 Common Shares
TRUSTEE OF THE OCTOBER        St Helier
1993 TRUST                    Jersey
                              JE1 1BJ